UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2012

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2012, the board of directors of GT Advanced Technologies Inc. (the “Company”) voted to amend the Company’s amended and restated by-laws to provide that our fiscal year will end on December 31 of each year.  Prior to this amendment, our by-laws had provided that our fiscal year ended on the Saturday closest to March 31st of each year.  As a result of this change to our fiscal year end, we will report a nine-month transition period consisting of the period from April 1, 2012 to December 31, 2012, and our 2013 fiscal year will begin on January 1, 2013 and end on December 31, 2013.

These amendments to our by-laws took effect immediately upon their adoption by our board of directors.  A copy of our amended and restated by-laws, as so amended, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

3.2	Amended and Restated By-Laws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ HOIL KIM
Date: April 20, 2012	Hoil Kim
Vice President, Chief Administrative Officer and General Counsel